                                                                    Exhibit 12.1

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.
                           AND SUBSIDIARY COMPANIES

              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES -
                             (Dollars in Millions)

                                                             Years Ended December 31,                  Years to date September 30,
                                              -----------------------------------------------------   -----------------------------
                                                1995       1996       1997         1998      1999         1999            2000
                                              --------    ------    --------      -------   -------   ------------   --------------
Pretax Income (Loss), excluding equity in
 earnings of unconsolidated affilites         $   30.1    $ 27.2    $ (141.0)     $  68.0   $  12.0      $   18.6       $      1.5

Interest Expense on Indebtedness                  51.9      52.8        53.3         59.6      57.4          43.3             54.2

Portion of Rents Representative
 of an Appropriate Interest Factor                15.0      11.1        17.2         17.8      17.2          12.9             14.8

Equity in Undistributed Earnings of
 50% Owned Affiliates                              0.2       0.7         2.3         (2.8)      3.6           3.2              1.3

Distributed Earnings of Less Than 50%
  Owned Affiliates                                   -         -           -            -         -             -                -

Fixed Charges of 50% Owned Affiliates              1.3       1.3         6.0          6.0       5.1           3.9              5.8
                                              --------   -------    --------      -------   -------      --------       ----------
   Income (Loss) as Adjusted                  $   98.5   $  93.1      ($62.2)     $ 148.6   $  95.3      $   81.9       $     77.6
                                              ========   =======    ========      =======   =======      ========       ==========

Fixed Charges:

Interest Expense on Indebtedness              $   51.9   $  52.8    $   53.3      $  59.6   $  57.4      $   43.3       $     54.2

Capitalized Interest                                 -         -         7.4            -         -             -                -

Portion of Rents Representative
 of an Appropriate Interest Factor                15.0      11.1        17.2         17.8      17.2          12.9             14.8

Fixed Charges of 50% Owned Affiliates              1.3       1.3         6.0          6.0       5.1           3.9              5.8
                                              --------   -------    --------      -------   -------      --------       ----------
  Total Fixed Charges                         $   68.2   $  65.2    $   83.9      $  83.4   $  79.7      $   60.1       $     74.8
                                              ========   =======    ========      =======   =======      ========       ==========
Ratio of Earnings to Fixed Charges                1.44      1.43       (0.74)(a)     1.78      1.20 (b)      1.36             1.04
                                              ========   =======    ========      =======   =======      ========       ==========

(a) Includes one-time restructuring, asset impairment and other charges. Excluding these one-time items, the ratio for 1997 is 1.51.

(b) Includes unusual costs and expenses of $12.7 million ($7.9 million after-tax) recorded by the Transportation segment, reflecting among others, amounts for facility and project closures, employee separations, spin-off related costs, labor and personal injury related issues. Excluding these one-time items, the ratio for 1999 is 1.36.

Note: Exclude amortization expense on intangible debt discount and capitalized interest due to immateriality

Kansas City Southern Industries, Inc.
Supporting Computations for 10-K Ratio of Earnings to Fixed Charges

                  Years Ended December 31,
                                           -----------   -----------    -----------------------------------   ---------------------
                                               1995          1996         1997         1998         1999         1999        2000
                                           -----------   -----------    -----------------------------------   ---------------------
Equity in Undistributed Income of
 Less Than 50% Owned Affiliates:
    (in thousands)
Other

Mexrail, Inc.                                                    764         908       (1,975)         724                    1,505
Grupo TFM                                                                (12,947)      (3,232)       1,519                   16,957
Allied Railcar - SCC
 Less: Dividend
                                           -----------   -----------    -----------------------------------   ---------------------

Total Undistributed Earnings                         0           764     (12,039)      (5,207)       2,243            0      18,462
                                           -----------   -----------    -----------------------------------   ---------------------
Rounded to millions                                0.0           0.8       (12.0)        (5.2)         2.2          0.0        18.5

                                           -----------   -----------    -----------------------------------   ---------------------
Total Distributed Earnings                 $         -   $         -    $      -  $         -  $         -    $       -   $       -

Rounded                                                  $         -    $      -  $         -  $         -                $       -
                                           ===========   ===========    ===================================   =====================
Equity in Undistributed Income of
 50% Owned Affiliates (in thousands)
Other                                      $         -   $         -    $      -  $         -  $         -    $       -   $       -
PABFAC                                             174           231         168          207           99           95         (92)
Southern Development                                              50          69           23           13          180         272
Southern Capital                                     -           468       2,097        2,014        3,509        2,930       1,151
Less: Dividends - Southern Capital                                                     (5,000)           -
Less: Dividends - DST                                -                                                                -
                                           -----------   -----------    -----------------------------------   ---------------------

Total Undistributed Earnings               $       174   $       749    $  2,334  $    (2,756) $     3,621    $   3,205   $   1,331

                                           -----------   -----------    -----------------------------------   ---------------------
Rounded to millions                        $       0.2   $       0.7    $    2.3  $      (2.8) $       3.6    $     3.2   $     1.3

                                           ===========   ===========    ===================================   =====================
Portion of Rents Representative
 of an Appropriate Interest Factor:
(in millions)
Rental expense                                    45.1          33.3        51.6         53.5         51.7         38.9        44.4

Interest Factor                                  33.33%        33.33%      33.33%       33.33%       33.33%       33.33%      33.33%
                                           -----------   -----------    -----------------------------------   ---------------------
Total for calculation                             15.0          11.1        17.2         17.8         17.2         12.9        14.8


Fixed Charges of 50% owned affiliates
IDEX                                                                                        -            -
PABFAC                                                                                 94,236       76,144
Southern Development                                                                    3,447        3,760
Bank of Ireland                                                                             -            -
Southern Capital                                                                   12,245,157   10,180,095
                                                                                  -----------  -----------
                                                                                   12,342,840   10,259,999
                                                                                           50%          50%
                                                                                  -----------  -----------

                                                                                    6,171,420    5,129,999
                                                                                                       5.1